Exhibit 99.1

Altra Reports Third-Quarter 2017 Results

Achieves 24% Overall Sales Growth

Strategic Initiatives and FX Tailwind Drive Strong Bottom Line Improvement

Company Raises Full-Year Guidance

BRAINTREE, Mass., October 20, 2017 - Altra Industrial Motion Corp. (“Altra” or “the Company”) (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the third quarter ended September 30, 2017.

Financial Highlights

•

Third-quarter 2017 net sales were $214.6 million, up 24% from $173.1 million in the third quarter of 2016. Excluding the impact of the Stromag acquisition, third-quarter net sales were up 3.8% from the same quarter of 2016.

•	Gross margin increased 90 basis points year over year to 32.2%.
•	Operating margin increased 390 basis points year over year to 9.9%; non-GAAP operating margin increased 130 basis points to 10.3%.*
•	Third-quarter net income was $13.3 million, or $0.46 per diluted share, compared with $5.3 million, or $0.20 per diluted share, in the third quarter of 2016.
•	Non-GAAP net income in Q3 2017 was $13.8 million, or $0.48 per diluted share, compared with $9.0 million, or $0.35 per diluted share, a year ago.*
•	Cash flow from operations of $43.3 million led to free cash flow of $20.0 million for the year to date period.*

*Reconciliation of Non-GAAP Net Income:
	Quarter Ended		Year to Date Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Income	$13,277	$5,313	$38,987	$23,472

Restructuring and consolidation costs	$680	$3,881	$3,776	$7,075
Loss on extinguishment of convertible debt	-	-	1,797	-
Legal fees associated with pursuit of unfair trade remedy	-	208	-	742
Amortization of inventory fair value adjustment	-	-	2,347	-
Acquisition related expenses	108	1,130	1,674	1,130
Tax impact of above adjustments	(225)	(1,494)	(2,845)	(2,590)
Non-GAAP net income*	$13,840	$9,038	$45,736	$29,829
Non-GAAP diluted earnings per share*	$0.48	$0.35	$1.58	$1.15

*Reconciliation of Free Cash Flow	Year to Date Ended
	September 30, 2017	September 30, 2016
Net cash flows from operating activities	$43,289	$46,894
Purchase of property, plant and equipment	(23,261)	(15,684)

Free cash flow*	$20,028	$31,210
In Thousands of Dollars, except per share amounts

*Reconciliation of Non-GAAP Operating Margin:
	Quarter Ended		Year to Date Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Income from operations	$21,273	$10,369	$62,084	$41,521
Restructuring and consolidation costs	680	3,881	3,776	7,075
Amortization of inventory fair value adjustment	-	-	2,347	-
Legal fees associated with pursuitof unfair trade remedy	-	208	-	742
Acquisition related expenses	108	1,130	1,674	1,130
Non-GAAP income from operations *	$22,061	$15,588	$69,881	$50,468
Non-GAAP Income from operations as a percent of net sales*	10.3%	9.0%	10.7%	9.4%

Management Comments

“We reported another excellent quarter with a 24% increase in overall sales, and a 3.8% increase in sales excluding acquisitions, as the industrial economy continues to improve,” said Carl Christenson, Altra's Chairman and CEO. “This was the fourth consecutive quarter of year-over-year organic sales growth, which gives us increasing confidence that the upturn in certain previously challenged end markets is sustainable. As a result of the higher sales volumes, the success of our margin improvement initiatives and a tailwind from foreign exchange, we achieved a 130% increase in diluted GAAP EPS, a 37% increase in non-GAAP dilutive EPS, a 90 basis point increase in gross margin, and a 390 basis point increase in operating margin.”*

“With our margin improvement initiatives firmly ingrained in the culture of the organization, we are now capitalizing on the positive momentum in the industrial economy by driving organic growth initiatives,” added Christenson. “Our sales and engineering teams are targeting specific strategic end markets with focused activities that are already generating new opportunities. If successful, these initiatives coupled with continued improvement in the demand environment and our lower cost structure should result in enhanced long-term profitability. At the same time, we continue to seek strategic acquisitions, but remain highly disciplined in that pursuit.”

Business Outlook

Altra is raising its top and bottom line guidance for full year 2017. Altra expects full-year 2017 sales in the range of $860 to $870 million, net income in the range of $51.4 to $52.9 million and non-GAAP net income in the range of $58.2 to $59.7 million, GAAP diluted EPS in the range of $1.76 to $1.82, and non-GAAP diluted EPS guidance in the range of $2.00 to $2.06. The Company currently expects its tax rate for the full year to be approximately 29% to 31% before discrete items, capital expenditures of approximately $30 million, and depreciation and amortization in the range of $35 to $37 million.*

*Reconciliation of 2017 Non-GAAP Net Income and Diluted EPS Guidance (Amounts in millions except per share information)	Fiscal Year 2017	Fiscal Year 2017 Diluted earnings per share

Net Income	$51.4 - $52.9	$1.76 - $1.82
Adjustments (1)
Restructuring and consolidation costs	3.8
Acquisition related expenses	1.7
Amortization of inventory fair value adjustment	2.3
Loss on extinguishment of debt	1.8
Tax impact of above adjustments (2)	(2.8)

Non-GAAP Net Income	$58.2 - $59.7	$2.00 - $2.06

(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.0% by the above items.

Conference Call

The Company will conduct an investor conference call to discuss its unaudited third-quarter 2017 financial results today, October 20, at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call through midnight on November 3, 2017. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13672230). A webcast replay also will be available.

Altra Industrial Motion Corp.

Consolidated Statements of Income Data:	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amounts	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$214,623		$173,132		$653,415		$536,259
Cost of sales	145,610		118,957		446,109		369,254
Gross profit	$69,013		$54,175		$207,306		$167,005
Gross profit as a percent of net sales	32.2%		31.3%		31.7%		31.1%
Selling, general & administrative expenses	41,009		36,142		123,012		105,548
Research and development expenses	6,051		4,267		18,434		13,345
Restructuring Charges	680		3,397		3,776		6,591
Income from operations	$21,273		$10,369		$62,084		$41,521
Income from operations as a percent of net sales	9.9%		6.0%		9.5%		7.7%
Interest expense, net	1,811		2,815		5,547		8,615
Other non-operating income, net	696		45		30		(438)
Loss on extinguishment of convertible debt	-		-		1,797		-
Income before income taxes	$18,766		$7,509		$54,710		$33,344
Provision for income taxes	5,489		2,196		15,723		9,872
Income tax rate	29.2%		29.2%		28.7%		29.6%
Net income	13,277		5,313		38,987		23,472

Weighted Average common shares outstanding
Basic	29,008		25,726		28,912		25,684
Diluted	29,074		26,021		29,001		25,813

Net income per share
Basic	$0.46		$0.21		$1.35		$0.91
Diluted	$0.46		$0.20		$1.35		$0.91

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$21,273		$10,369		$62,084		$41,521

Restructuring and consolidation costs	680		3,881		3,776		7,075
Amortization of inventory fair value adjustment	-		-		2,347		-
Legal fees associated with pursuit of unfair trade remedy	-		208		-		742
Acquisition related expenses	108		1,130		1,674		1,130
Non-GAAP income from operations *	$22,061		$15,588		$69,881		$50,468
Non-GAAP Income from operations as a percent of net sales*	10.3%		9.0%		10.7%		9.4%

Reconciliation of Non-GAAP Net Income:

Net income	$13,277		$5,313		$38,987		$23,472

Restructuring and consolidation costs	680		3,881		3,776		7,075
Loss on extinguishment of convertible debt	-		-		1,797		-
Legal fees associated with pursuit of unfair trade remedy	-		208		-		742
Amortization of inventory fair value adjustment	-		-		2,347		-
Acquisition related expenses	108		1,130		1,674		1,130
Tax impact of above adjustments	(225)		(1,494)		(2,845)		(2,590)
Non-GAAP net income *	$13,840		$9,038		$45,736		$29,829

Non-GAAP diluted earnings per share *	$0.48	(1)	$0.35	(2)	$1.58	(3)	$1.15	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 28.6% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 28.6% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.7% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 28.9% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	September 30, 2017	December 31, 2016
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$53,151	$69,118
Trade receivables, net	136,511	120,319
Inventories	153,014	139,840
Income tax receivable	7,822	607
Prepaid expenses and other current assets	16,671	10,429
Assets held for sale	364	3,874
Total current assets	367,533	344,187
Property, plant and equipment, net	190,455	177,043
Intangible assets, net	160,939	154,683
Goodwill	203,574	188,841
Deferred income taxes	1,383	2,510
Other non-current assets, net	2,147	2,560
Total assets	$926,031	$869,824

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$59,624	$60,845
Accrued payroll	29,761	31,302
Accruals and other current liabilities	38,137	35,080
Income tax payable	8,887	706
Current portion of long-term debt	380	43,690
Total current liabilities	136,789	171,623
Long-term debt, less current portion and net of unaccreted discount	295,223	325,969
Deferred income taxes	57,471	61,084
Pension liabilities	27,269	23,691
Other long-term liabilities	25,714	4,109
Total stockholders' equity	383,565	283,348
Total liabilities, and stockholders' equity	$926,031	$869,824

Reconciliation to operating working capital:
Trade receivables, net	136,511	120,319
Inventories	153,014	139,840
Accounts payable	(59,624)	(60,845)
Operating working capital *	$229,901	$199,314

	Quarter Ended
	September 30, 2017	September 30, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$38,987	$23,472
Adjustments to reconcile net income to net cash flows:
Depreciation	19,764	16,235
Amortization of intangible assets	7,139	6,384
Amortization of deferred financing costs	449	590
Loss/(Gain) on foreign currency, net	241	(130)
Accretion of debt discount, net		2,970
(Gain)/loss on disposal / impairment of fixed assets	(36)	582
Loss on extinguishment of debt	1,797	—
Stock based compensation	4,543	3,370
Amortization of inventory fair value adjustment	2,347	—
Changes in assets and liabilities:
Trade receivables	(9,701)	(10,461)
Inventories	(9,478)	(837)
Accounts payable and accrued liabilities	(8,799)	3,226
Other current assets and liabilities	(2,392)	728
Other operating assets and liabilities	(1,572)	765
Net cash provided by operating activities	43,289	46,894
Cash flows from investing activities
Purchase of property, plant and equipment	(23,261)	(15,684)
Proceeds from sale of building	3,221	—
Working capital settlement from prior year acquisition	2,883	—
Net cash used in investing activities	(17,157)	(15,684)
Cash flows from financing activities
Payments on Revolving Credit Facility	(39,036)	(30,870)
Dividend payments	(13,256)	(7,784)
Borrowing under Revolving Credit Facility	7,000	3,000
Payments of equipment, working capital notes, mortgages and other debt	(913)	(3,181)
Cash paid for convertible debt	(954)	—
Proceeds from equipment and working capital notes	—	2,893
Shares surrendered for tax withholding	(2,089)	(1,288)
Purchases of common stock under share repurchase program	—	(4,713)
Net cash used in financing activities	(49,248)	(41,943)
Effect of exchange rate changes on cash and cash equivalents	7,149	178
Net change in cash and cash equivalents	(15,967)	(10,555)
Cash and cash equivalents at beginning of year	69,118	50,320
Cash and cash equivalents at end of period	$53,151	$39,765

Reconciliation to free cash flow:
Net cash flows from operating activities	43,289	46,894
Purchase of property, plant and equipment	(23,261)	(15,684)

Free cash flow *	$20,028	$31,210

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended September 30,		Year to date periods Ended September 30,
In Thousands of Dollars, except per share amount	2017	2016	2017	2016
Net Sales:
Couplings, Clutches & Brakes	$110,109	$77,446	$327,310	$231,225
Electromagnetic Clutches & Brakes	58,304	50,680	$187,463	$165,083
Gearing	48,368	47,023	$144,545	$145,038
Eliminations	(2,158)	(2,017)	$(5,903)	$(5,087)
Total	$214,623	$173,132	$653,415	$536,259

Income from operations:
Couplings, Clutches & Brakes	$12,679	$6,596	$33,031	$20,441
Electromagnetic Clutches & Brakes	6,138	6,589	$21,894	$20,120
Gearing	5,689	5,650	$17,804	$17,280
Restructuring and consolidation costs	(680)	(3,397)	$(3,776)	$(6,591)
Corporate	(2,553)	(5,069)	$(6,869)	$(9,729)
Total	$21,273	$10,369	$62,084	$41,521

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission and motion control products. The Company brings together strong brands covering over 40 product lines with production facilities in eleven countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby

Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Stromag, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP gross profit is calculated using gross profit that excludes income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP gross profit margin is calculated by dividing non-GAAP income from operations by GAAP net sales. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those related to expectations regarding economic conditions, expectations regarding the continued upturn of the Company's end markets, the expected benefit from the Company's strategic marketing initiatives and lower cost structure, the expected execution of the Company's strategic plan during the rest of the year, expectations of the Company’s enhanced long-term profitability, expectations on the improvement in certain of the Company's end markets, the statements under our "Business Outlook" , our acquisition strategies, our ability to execute our strategic plan, and the Company’s guidance for full year 2017.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg, Guardian and Stromag acquisitions and integration and other acquisitions, (24) risks associated with the Company's closure of a manufacturing facility in China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with our exposure to renewable energy markets, (29) risks related to regulations regarding conflict minerals, (30) risks related to restructuring and plant consolidations, and (31) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com